Exhibit 10.24

	Brooke Credit Corporation	EXTENSION OF SECURITY

	10950 Grandview Dr.,Ste. #600	AGREEMENT DATED:

	Overland Park, KS 66210	09-27-2007

DEBTOR’S NAME AND ADDRESS	SECURED PARTY’S NAME AND ADDRESS
     For value received, the Debtor hereby grants the Secured Party a security interest in the following additional collateral:
(a) All of Debtor’s personal property, whether tangible or intangible, and all of Debtor’s interest in property and fixtures, now owned or existing or hereafter acquired and wherever located, including without limitation, the following: (i) all furniture, inventory, machinery, vehicles, equipment, goods and supplies; (ii) all accounts, including without limitation, the debtor’s depository accounts; (iii) all instruments, documents (including, without limitation, the customer files), policies and certificates of insurance, securities, negotiable instruments, money, chattel paper, investment property, deposits, warehouse receipts and things in action; (iv) all general intangibles and rights to payment or proceeds of any kind, including without limitation, rights to insurance premiums, rights to insurance and reinsurance proceeds, dividends, distributions, proceeds and letter of credit proceeds; (v) all documents and contract rights and interests of any kind, including without limitation, the rights and interests set forth in any agency/producer agreement and insurance policy, and the rights and interests set forth in all Material Agency Agreements and in all Managing Agreements with any Insurance Entity; (vi) all intellectual property rights and similar assets, including without limitation trademark rights, service mark rights, rights to licenses and rights to names, customer lists, trade secrets, goodwill, trade names, permits and franchises, payment intangibles, computer programs, etc.;
(b) All of SunCoast Holdings, Inc.’s (“SH”) right, title and interest in Brandywine Insurance Holdings, Inc. (“BIH”) and Patriot Risk Management, Inc., a Delaware corporation (“PRM”), whether evidenced by stock certificates or otherwise, together with all dividends and other income, payments and distributions of any kind payable to SH in its capacity as the sole stockholder of BIH and PRM;
(c) All telephone numbers, rights to the lease of office space, post office boxes or other mailing addresses, rights to trademarks and use of trade names, rights to software licenses, and rents received by Debtor for the lease of office space;
(d) All deposit accounts, disbursement accounts, accounts receivable, commission receivables, economic interest of Debtor, all chattel paper, contract rights, instruments, documents, general intangibles, inventory and goods in procoss of Debtor, whether now in existence or owned or hereafter coming into existence or acquired, wherever located, and all returned goods, and repossessions end replacements thereof;
(e) All commissions, policy fees, service fees, underwriting fees, claims fees, administrative and processing fees, fronting fees, risk menagemant and loss/cost control fees, investment income, management fees (including without limitation, case and captive management fees), premium finance revenues, reinsurance brokerage commissions end all other revenue collectively, “Revenue” payable to Debtor and any assignment thereof;
(f) All “MGA Operations’’ being defined hereunder as Debtor’s policy administration agreements, related service fees, and any agency, producer, broker, and managing general agency agreements or similar such contracts (collectively, “Managing Agreements”) with any insurance company, reinsurance company, managing general agency, broker or other insurance supplier (collectively, “Insurance Entities”), the policies Debtor has written or placed pursuant to such agreements, the right to commissions and policy fees (new, renewal, additional or other) for any of the foregoing, and Debtor’s customer list and policy information for said customers, and with respect to all of the foregoing, whether now owned by Debtor or at any time hereafter acquired;
(g) Any property, tangible or intangible, in which Debtor grants Secured Party a security interest in any other Loan Document;

(h) All “Premium Finance Operations” being defined hereunder as Debtor’s or their affiliates existing or future premium finance business, all tangible and Intangible property associated therewith, and all Revanue less amounts due Insurance Entities) derived directly or indirectly therefrom; and
(i) All additions, attachments, parts, repairs, accessories, accessions, replacements and substitutions to or for any of the foregoing and any proceeds and products of the above described property.
     By signing below, Debtor acknowledges that this document describes additional collateral which Is subject to all terms and conditions of the Security Agreement referred to above.
Authorized Signature(s) of Secured Party — sign below only If filing this document.

Debtor

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Debtor

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Debtor

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© 1984. 1990 BANKERS SYSTEMS, INC., ST. CLOUD, MN 56301 (1-800-397-2341) FORM SA-E 3/7/90